UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K/A

                 CURRENT REPORT UNDER SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  August 23, 1996
                                                  ---------------
Commission file number  33-47248
                        --------


                              WEETAMOE BANCORP
       --------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


Massachusetts                                 04-3061936
---------------                               ------------
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification Number)


100 Slade's Ferry Avenue                      02726
Somerset, Massachusetts                       -------
-------------------------                     (Zip Code)
(Address of Principal Executive Offices)


                                (508)675-2121
                            ---------------------
            (Registrant's Telephone Number, including Area Code)



-------------------------------------------------------------------------------
        (Former Name or Former Address, if changed since last report)



Item 7. Financial Statements and Exhibits
-----------------------------------------

      (a)  Financial Statements of business acquired.
           ------------------------------------------

           (1) Fairbank, Inc. and Subsidiary Consolidated Balance Sheets as of June 30, 1996 and 1995 (Unaudited);

           (2) Fairbank, Inc. and Subsidiary Consolidated Statements of Income for the Periods Ended June 30, 1996 and 1995 (Unaudited);

           (3) Fairbank, Inc. and Subsidiary Consolidated Statements of Changes in Stockholders' Equity for the Periods Ended June 30, 1996 and 1995 (Unaudited);

           (4) Fairbank, Inc. and Subsidiary Consolidated Statements of Cash Flows for the Periods Ended June 30, 1996 and 1995 (Unaudited);

           (5) Fairbank, Inc. and Subsidiary Notes to Consolidated Financial Statements for Six Months Ended June 30, 1996 and 1995 (Unaudited);

           (6)  Report of Independent Auditor;

           (7) Fairbank, Inc. and Subsidiary Consolidated Audited Financial Statements as of December 31, 1995 and 1994:

                *  Consolidated Balance Sheets

                *  Consolidated Statements of Income

                *  Consolidated Statements of Changes in Stockholders' Equity

                *  Consolidated Statements of Cash Flows

                *  Notes to Consolidated Financial Statements


      (b)  Pro Forma Financial Statements.

           (1)  Weetamoe Bancorp Pro Forma Consolidated Balance
                Sheet as of June 30, 1996 (Unaudited);

           (2)  Weetamoe Bancorp Pro Forma Condensed Combined
                Statement of Income for the Twelve Months Ended December 31, 1995 (Unaudited);

           (3)  Weetamoe Bancorp Pro Forma Condensed Combined
                Statement of Income for the Six Months Ended June 30, 1996 (Unaudited).

ITEM 7(a)1

                        FAIRBANK INC. AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS
                           JUNE 30, 1996 AND 1995
                                 (Unaudited)

                                                           1996           1995
                                                        --------------------------
ASSETS:
  Cash and due from banks                               $ 3,635,207    $ 2,561,471
  Interest bearing time deposits in banks                    42,079         40,550
  Federal funds sold                                     14,900,000     13,550,000
  Investments in available-for-sale securities
   (at fair value)                                        8,574,806      6,094,416
  Investments in held-to-maturity securities              1,802,632      2,878,254
  Federal Home Loan Bank stock, at cost                     171,100              0
  Federal Reserve Bank stock, at cost                        93,600         93,600
  Loans, net                                             34,159,160     35,577,277
  Premises and equipment                                  1,705,482      1,725,699
  Goodwill                                                  675,613        704,240
  Other real estate owned                                   216,849        217,509
  Other assets                                              677,344        756,981
                                                        --------------------------
  Total Assets                                          $66,653,872    $64,199,997
                                                        ==========================
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Deposits                                               59,486,399     57,323,812
  Notes payable                                           1,293,013      1,447,000
  Other liabilities                                         191,044        275,423
                                                        --------------------------
  Total liabilities                                     $60,970,456    $59,046,235
                                                        --------------------------
Stockholders' Equity:
  Preferred stock, no par value, 100 shs authorized;
   issued and outstanding 10 shs                              1,000          1,000
  Common stock, no par value, 70,000 shs authorized;
   issued and outstanding 44,275 shs                      6,248,390      6,248,390
  Accumulated deficit                                      (465,309)    (1,025,748)
  Net unrealized holding loss on available-for-sale
   securities                                              (100,665)       (69,880)
                                                        --------------------------
  Total Stockholders' Equity                              5,683,416      5,153,762
                                                        --------------------------
  Total Liabilities and Stockholders' Equity            $66,653,872    $64,199,997
                                                        ==========================



ITEM 7(a)2
                        FAIRBANK INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF INCOME
                    PERIODS ENDED JUNE 30, 1996 AND 1995
                                 (Unaudited)

                                                       1996          1995
                                                    ------------------------
Interest and dividend income:
  Interest and fees on loans                        $1,754,213    $1,754,996
  Interest and dividends on securities:
    Taxable                                            286,095       284,898
    Tax-exempt                                           2,074         3,286
  Interest on federal funds sold                       398,895       281,207
                                                    ------------------------
  Total interest and dividend income                $2,441,277    $2,324,387
                                                    ------------------------
Interest expense:
  Interest on deposits                                 913,963       852,347
  Interest on notes payable                             65,209        68,591
                                                    ------------------------
  Total interest expense                            $  979,172    $  920,938
                                                    ------------------------
Net interest and dividend income                     1,462,105     1,403,449
Provision for possible loan losses                      70,000        10,000
                                                    ------------------------
Net interest and dividend income after provision
 for loan losses                                    $1,392,105    $1,393,449
                                                    ------------------------
Other income:
  Service charges on deposit accounts                   44,689        46,154
  Gain on sale of other real estate owned, net               0        47,957
  Other income                                         111,315        90,364
  Securities gains (net)                                     0           526
                                                    ------------------------
  Total other income                                $  156,004    $  185,001
                                                    ------------------------
Other expenses:
  Salaries and employee benefits                       552,907       569,712
  Occupancy expense                                     87,690        82,174
  Equipment expense                                     79,891       111,481
  Provision for loss on other real estate owned         20,000             0
  Other expenses                                       532,393       445,046
                                                    ------------------------
  Total other expenses                              $1,272,881    $1,208,413
                                                    ------------------------
Income before income taxes                             275,228       370,037
Income taxes                                            55,000       161,008
                                                    ------------------------
Net Income                                          $  220,228    $  209,029
                                                    ========================


ITEM 7(a)3
                        FAIRBANK INC. AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    PERIODS ENDED JUNE 30, 1996 AND 1995
                                 (Unaudited)





                                                                                    Net
                                                                                    Unrealized
                                                                                    Gain (Loss)
                                            Preferred    Common      Accumulated    on AFS
                                            Stock        Stock       Deficit        Securities    Total
                                            ---------------------------------------------------

Balance, December 31, 1994                  $ 2,000     $6,248,390   $(1,234,677)   $(235,370)    $4,780,343
Net income                                                               209,029                     209,029
Preferred stock cash dividend                                               (100)                        100
Net change in unrealized holding loss on
 available-for-sale securities                                                        165,490        165,490
Retirement of preferred stock                (1,000)                                                  (1,000)
                                            ----------------------------------------------------------------
Balance, June 30, 1995                        1,000      6,248,390    (1,025,748)     (69,880)     5,153,762
Net income                                                               340,211                     340,211
Net change in unrealized holding loss on
 available-for-sale securities                                                         44,308         44,308
                                            ----------------------------------------------------------------
Balance, December 31, 1995                    1,000      6,248,390      (685,537)     (25,572)     5,538,281
Net income                                                               220,228                     220,228
Net change in unrealized holding loss on
 available-for-sale securities                                                        (75,093)       (75,093)
                                            ----------------------------------------------------------------
Balance, June 30, 1996                      $ 1,000     $6,248,390   $  (465,309)   $(100,665)    $5,683,416
                                            ================================================================

ITEM 7(a)4
                        FAIRBANK INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Periods Ended June 30, 1996 and 1995
                                 (Unaudited)


                                                                        1996           1995
                                                                    --------------------------
Cash flows from operating activities:
  Net income                                                        $   220,228    $   209,029
  Adjustments to reconcile net income to net cash provided by operating activities:
    Securities gains, net                                                     0           (526)
    Depreciation and amortization                                       100,434        113,480
    Provision for loan losses                                            70,000         10,000
    Provision for loss on other real estate owned                        20,000              0
    Gain on sales of other real estate owned, net                             0        (47,957)
    Increase (decrease) in taxes payable                                 (5,691)        59,559
    (Increase) decrease in interest receivable                          (41,408)        41,019
    Decrease in interest payable                                        (19,098)       (17,079)
    Increase (decrease) in accrued expenses                             (43,103)       (18,304)
    (Increase) decrease in prepaid expenses                              46,145        (11,218)
    (Decrease) increase in other liabilities                             27,648         52,869
    Amortization (accretion) of securities, net                           5,589          7,188
    Decrease (increase) in other assets                                   1,643         71,114
    Change in unearned income                                            (3,504)        (2,540)
                                                                    --------------------------
  Net cash provided by operating activities                         $   378,883    $   466,634
                                                                    --------------------------
Cash flows from investment activities:
  (Increase) decrease in interest bearing time deposits in banks           (767)          (563)
  Purchases of available-for-sale securities                         (2,109,137)    (1,449,352)
  Proceeds from sales of available-for-sale securities                        0        432,160
  Proceeds from maturities of available-for-sale securities             827,572        974,066
  Purchases of held-to-maturity securities                             (775,193)      (405,296)
  Proceeds from maturities of held-to-maturity securities                76,393        850,000
  Net (increase) decrease in loans                                    2,377,554        (38,403)
  Capital expenditures                                                   (4,470)       (16,225)
  Recoveries of previously charged-off loans                              9,096          7,443
  Increase in federal funds sold                                     (2,600,000)    (5,950,000)
  Proceeds from sales of other real estate owned                              0        235,650
                                                                    --------------------------
  Net cash used in investing activities                             $(2,198,952)   $(5,360,520)
                                                                    --------------------------


                        FAIRBANK INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Periods Ended June 30, 1996 and 1995
                                 (Continued)

                                                                1996           1995
                                                             ------------------------
Cash flows from financing activities:
  Dividends paid                                             $        0    $     (100)
  Net increase in demand deposits, NOW,
   money market and savings accounts                          2,011,459     1,079,508
  Net increase (decrease) in time deposits                     (665,964)    3,727,806
  Repayment of notes payable                                   (103,987)            0
  Retirement of preferred stock                                       0        (1,000)
                                                             ------------------------
  Net cash provided by financing activities                  $1,241,508    $4,806,214
                                                             ------------------------
Net decrease in cash and cash equivalents                      (578,561)      (87,672)
Cash and cash equivalents at beginning of period              4,213,768     2,649,143
                                                             ------------------------
Cash and cash equivalents at end of period                   $3,635,207    $2,561,471
                                                             ========================
Supplemental disclosures:
  Loans originating from sales of other real estate owned    $        0    $        0
  Interest paid                                                 998,270       938,017
  Income taxes paid                                              60,691       101,449


ITEM 7(a)5
                        FAIRBANK INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For Six Months Ended June 30, 1996 and 1995
                                 (Unaudited)

Note A - Basis of Presentation
------------------------------

      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and accordingly do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.
      In the opinion of the management of Fairbank, Inc. ("Company"), all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Note B - Accounting Policies
----------------------------

      The accounting principles followed by the Company and the methods of applying these principles which materially affect the determination of financial position, results of operations and changes in financial position are consistent throughout.


ITEM 7(a)6
                     SHATSWELL, MacLEOD & COMPANY, P.C.
                        CERTIFIED PUBLIC ACCOUNTANTS

                               83 PINE STREET
                   WEST PEABODY, MASSACHUSETTS 01960-3635
                               (508) 535-0206


The Board of Directors
Fairbank Inc.
Fairhaven, Massachusetts

                        INDEPENDENT AUDITORS' REPORT
                        ----------------------------


We have audited the accompanying consolidated balance sheets of Fairbank Inc. and Subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over-all consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fairbank Inc. and Subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                       /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                           SHATSWELL, MacLEOD & COMPANY, P.C.

January 9, 1996



ITEM 7(a)7

                        FAIRBANK INC. AND SUBSIDIARY
                        ----------------------------
                         CONSOLIDATED BALANCE SHEETS
                         ---------------------------
                         December 31, 1995 and 1994
                         --------------------------

                                                                                  1995           1994
                                                                              --------------------------

ASSETS
Cash and due from banks                                                       $ 4,213,768    $ 2,649,143
Interest bearing time deposits in banks                                            41,312         39,987
Federal funds sold                                                             12,300,000      7,600,000
Investments in available-for-sale securities (at fair value) (Note 3)           7,423,144      5,783,330
Investments in held-to-maturity securities (fair value of $1,076,533 as of
 December 31, 1995 and $3,164,650 as of December 31, 1994) (Note 3)             1,103,832      3,309,276
Federal Home Loan Bank stock, at cost                                             171,100
Federal Reserve Bank stock, at cost                                                93,600         93,600
Loans, net (Note 4)                                                            36,612,306     35,553,777
Premises and equipment (Note 5)                                                 1,787,135      1,926,580
Goodwill                                                                          689,925        718,555
Other real estate owned                                                           236,849        405,202
Accrued interest receivable                                                       315,903        344,899
Other assets                                                                      318,599        517,871
                                                                              --------------------------
                                                                              $65,307,473    $58,942,220
                                                                              ==========================


LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits (Note 6)                                                             $58,140,904    $52,516,499
Notes payable (Note 7)                                                          1,397,000      1,447,000
Other liabilities                                                                 231,288        198,378
                                                                              --------------------------
      Total liabilities                                                        59,769,192     54,161,877
                                                                              --------------------------
Commitments and contingent liabilities (Notes 10 and 11)
Stockholders' equity:
  Preferred stock, no par value, 100 shares authorized; issued and
   outstanding 10 shares in 1995 and 20 shares in 1994                              1,000          2,000
  Common stock, no par value, 70,000 shares authorized; issued and
   outstanding 44,275 shares                                                    6,248,390      6,248,390
  Accumulated deficit                                                            (685,537)    (1,234,677)
  Net unrealized holding loss on available-for-sale securities                    (25,572)      (235,370)
                                                                              --------------------------
      Total stockholders' equity                                                5,538,281      4,780,343
                                                                              --------------------------
                                                                              $65,307,473    $58,942,220
                                                                              ==========================



            The accompanying notes are an integral part of these
                     consolidated financial statements.


                        FAIRBANK INC. AND SUBSIDIARY
                        ----------------------------
                      CONSOLIDATED STATEMENTS OF INCOME
                      ---------------------------------
                   Years Ended December 31, 1995 and 1994
                   --------------------------------------

                                                             1995          1994
                                                          ------------------------

Interest and dividend income:
  Interest and fees on loans                              $3,590,790    $3,299,925
  Interest and dividends on securities:
    Taxable                                                  550,519       371,244
    Tax-exempt                                                30,243       112,275
  Other interest                                             633,441       301,887
                                                          ------------------------
      Total interest and dividend income                   4,804,993     4,085,331
                                                          ------------------------
Interest expense:
  Interest on deposits (Note 6)                            1,802,031     1,220,589
  Interest on notes payable (Note 7)                         136,255       225,257
                                                          ------------------------
      Total interest expense                               1,938,286     1,445,846
                                                          ------------------------
      Net interest and dividend income                     2,866,707     2,639,485
Provision for loan losses (Note 4)                            76,000        75,000
                                                          ------------------------
      Net interest and dividend income after provision
       for loan losses                                     2,790,707     2,564,485
                                                          ------------------------
Other income:
  Service charges on deposit accounts                         89,991       109,391
  Gain on sales of other real estate owned, net               47,957         2,654
  Return item fees                                            99,907       127,783
  Gain on sale of fixed assets                                 2,903       189,065
  Other income                                                78,800        79,760
                                                          ------------------------
      Total other income                                     319,558       508,653
                                                          ------------------------
Other expense:
  Salaries and employee benefits (Note 9)                  1,196,723     1,235,917
  Occupancy expense                                          172,685       155,931
  Equipment expense                                          187,198       271,110
  Securities losses, net                                       2,491           232
  Provision for loss on other real estate owned               20,659        50,000
  Data processing expenses                                    98,288        98,244
  Audit and tax service expense                               50,204        57,310
  FDIC insurance expense                                      75,092       126,913
  Bank insurance expense                                      40,279        55,951
  Publicity and advertising expense                           67,489        80,989
  Professional and consulting expense                         72,926        35,985
  Other expense                                              548,646       518,535
                                                          ------------------------
      Total other expense                                  2,532,680     2,687,117
                                                          ------------------------
      Income before income taxes (benefit)                   577,585       386,021
Income taxes (benefit) (Note 8)                               28,345       (43,115)
                                                          ------------------------
      Net income                                          $  549,240    $  429,136
                                                          ========================


Earnings per share:
      Net income per share                                $    12.41    $     9.69
                                                          ========================



            The accompanying notes are an integral part of these
                     consolidated financial statements.



                        FAIRBANK INC. AND SUBSIDIARY
                        ----------------------------
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
         ----------------------------------------------------------
                   Years Ended December 31, 1995 and 1994
                   --------------------------------------


                                                                         Net Unrealized
                                                                         Holding Gain
                                                                         (Loss) On
                                 Preferred   Common       Accumulated    Available-For-
                                 Stock       Stock        Deficit        Sale Securities   Total
                                 --------------------------------------------------------------------

Balance, December 31, 1993       $ 2,000     $6,248,390   $(1,663,613)   $  41,680         $4,628,457
Net income                                                    429,136                         429,136
Preferred stock cash dividend                                    (200)                           (200)
Net change in unrealized
 holding gain on available-
 for-sale securities                                                      (277,050)          (277,050)
                                 --------------------------------------------------------------------
Balance, December 31, 1994         2,000      6,248,390    (1,234,677)    (235,370)         4,780,343
Net income                                                    549,240                         549,240
Preferred stock cash dividend                                    (100)                           (100)
Net change in unrealized
 holding loss on available-
 for-sale securities                                                       209,798            209,798
Retirement of preferred stock     (1,000)                                                      (1,000)
                                 --------------------------------------------------------------------
Balance, December 31, 1995       $ 1,000     $6,248,390   $  (685,537)   $ (25,572)        $5,538,281
                                 ====================================================================




            The accompanying notes are an integral part of these
                     consolidated financial statements.



                        FAIRBANK INC. AND SUBSIDIARY
                        ----------------------------
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                    -------------------------------------
                   Years Ended December 31, 1995 and 1994
                   --------------------------------------

                                                                               1995           1994
                                                                           --------------------------
Cash flows from operating activities:
  Net income                                                               $   549,240    $   429,136
  Adjustments to reconcile net income to net cash provided by operating activities:
    Securities losses, net                                                       2,491            232
    Gain on sales of fixed assets                                               (2,903)      (189,065)
    Depreciation and amortization                                              218,744        252,700
    Provision for loan losses                                                   76,000         75,000
    Provision for loss on other real estate owned                               20,659         50,000
    Gain on sales of other real estate owned, net                              (47,957)        (2,654)
    Decrease in taxes payable                                                 (202,858)      (254,037)
    Deferred tax benefit                                                       213,973        154,698
    Decrease in interest receivable                                             28,996         31,388
    Decrease in interest payable                                                (9,216)       (11,020)
    Increase (decrease) in accrued expenses                                     82,924        (10,981)
    (Increase) decrease in prepaid expenses                                      1,134        (17,697)
    Amortization (accretion) of securities, net                                (32,616)         4,777
    Change in unearned income                                                   (2,059)        24,337
                                                                           --------------------------

  Net cash provided by operating activities                                    896,552        536,814
                                                                           --------------------------


Cash flows from investing activities:
  (Increase) decrease in interest bearing time deposits in banks                (1,325)       536,350
  Purchases of available-for-sale securities                                (5,245,211)    (2,535,602)
  Proceeds from sales of available-for-sale securities                       3,655,277      1,156,506
  Proceeds from maturities of available-for-sale securities                  1,801,062      3,082,505
  Purchases of held-to-maturity securities                                  (1,351,265)    (3,328,176)
  Proceeds from maturities of held-to-maturity securities                    2,102,734         25,360
  Purchase of Federal Home Loan Bank stock                                    (171,100)
  Net (increase) decrease in loans                                          (1,254,695)     1,032,384
  Capital expenditures                                                         (50,669)      (253,724)
  Recoveries of previously charged-off loans                                    17,876         41,946
  Increase (decrease) in other liabilities                                      (5,559)        19,872
  Increase in federal funds sold                                            (4,700,000)    (1,600,000)
  Decrease (increase) in other assets                                           (5,260)       190,784
  Proceeds from sales of fixed assets                                            2,903        762,893
  Proceeds from sales of other real estate owned                               300,000        241,525
  Proceeds from paydowns on in-substance foreclosed assets                                     12,780
  Rent received on other real estate owned                                                      2,800
  Other real estate owned expenditure capitalized                                             (43,500)
                                                                           --------------------------

  Net cash used in investing activities                                     (4,905,232)      (655,297)
                                                                           --------------------------



                        FAIRBANK INC. AND SUBSIDIARY
                        ----------------------------
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                    -------------------------------------
                   Years Ended December 31, 1995 and 1994
                   --------------------------------------
                                 (continued)


                                                                                 1995           1994
                                                                              -------------------------
Cash flows from financing activities:
  Dividends paid                                                                    (100)          (200)
  Net increase (decrease)  in demand deposits, NOW, money market
   and savings accounts                                                        2,757,654       (909,355)
  Net increase in time deposits                                                2,866,751      2,590,702
  Repayment of notes payable                                                     (50,000)    (3,020,333)
  Proceeds from notes payable                                                                 1,447,000
  Retirement of preferred stock                                                   (1,000)
                                                                              -------------------------

  Net cash provided by financing activities                                    5,573,305        107,814
                                                                              -------------------------

Net increase (decrease) in cash and cash equivalents                           1,564,625        (10,669)
Cash and cash equivalents at beginning of year                                 2,649,143      2,659,812
                                                                              -------------------------
Cash and cash equivalents at end of year                                      $4,213,768     $2,649,143
                                                                              =========================

Supplemental disclosures:
  Loans originating from sales of other real estate owned                     $              $  123,500
  Interest paid                                                                1,947,502      1,456,866
  Income taxes paid                                                               17,230         56,224
  Held-to-maturity securities transferred to available-for-sale securities     1,504,470
  Loans transferred to other real estate owned                                   104,349



            The accompanying notes are an integral part of these
                     consolidated financial statements.



                        FAIRBANK INC. AND SUBSIDIARY
                        ----------------------------
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 ------------------------------------------
                   Years Ended December 31, 1995 and 1994
                   --------------------------------------

NOTE 1 - NATURE OF OPERATIONS
-----------------------------

Fairbank Inc. (Company) is a Massachusetts corporation that was organized in 1984 to become the holding company of National Bank of Fairhaven (Bank).
The Company's primary activity is to act as the holding company for the Bank. The Bank is a federally chartered bank which was incorporated in 1831 and is headquartered in Fairhaven, Massachusetts. The Bank operates its business from two banking offices located in Massachusetts. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in residential and real estate loans, and in consumer and small business loans.

NOTE 2 - ACCOUNTING POLICIES
----------------------------

The accounting and reporting policies of the Company and its Subsidiary conform to generally accepted accounting principles and predominant practices within the banking industry. The consolidated financial statements of the Company and its Subsidiary were prepared using the accrual basis of accounting. The significant accounting policies of the Company and its Subsidiary are summarized below to assist the reader in better understanding the financial statements and other data contained herein.

      PERVASIVENESS OF ESTIMATES:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

      BASIS OF PRESENTATION:

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, the Bank. All significant intercompany accounts and transactions have been eliminated in the consolidation.

      CASH AND CASH EQUIVALENTS:

      For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash items, and due from banks.

      SECURITIES:

      Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed on the straight-line method which has substantially the same effect as using the interest method. Gains or losses on sales of investment securities are computed on a specific identification basis.

      The Company classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

            -- Held-to-maturity securities are measured at amortized cost in the balance sheet. Unrealized holding gains and losses are not included in earnings or in a separate component of capital.

            -- Available-for-sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of capital until realized.

            -- Trading securities are carried at fair value on the balance sheet. Unrealized holding gains and losses for trading securities are included in earnings.

      LOANS:

      Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances reduced by amounts due to borrowers on unadvanced loans, any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

      Interest on loans is generally recognized on a simple interest basis. Interest on loans is generally not accrued when loans become 90 days or more overdue.

      Loan origination and commitment fees and certain direct origination costs are deferred, and the net amount amortized as an adjustment of the related loan's yield. The Company is generally amortizing these amounts over the contractual life of the related loans.

      Cash receipts of interest income on impaired loans is credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

      ALLOWANCE FOR POSSIBLE LOAN LOSSES:

      An allowance is available for losses which may be incurred in the future on loans in the current portfolio. The allowance is increased by provisions charged to current operations and is decreased by loan losses, net of recoveries. The provision for loan losses is based on management's evaluation of current and anticipated economic conditions, changes in the character and size of the loan portfolio, and other indicators. The balance in the allowance for possible loan losses is considered adequate by management to absorb any reasonably foreseeable loan losses.

      As of January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118. According to SFAS No. 114, a loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Statement requires that impaired loans be measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent.


      The Statement is applicable to all loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, and convertible or nonconvertible debentures and bonds and other debt securities.

      The financial statement impact of adopting the provisions of this Statement was not material.

      PREMISES AND EQUIPMENT:

      Premises and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense. Depreciation and amortization are calculated principally on the straight-line method over the estimated useful lives of the assets.

      OTHER REAL ESTATE OWNED AND IN-SUBSTANCE FORECLOSURES:

      Other real estate owned includes properties acquired through foreclosure and properties classified as in-substance foreclosures in accordance with Financial Accounting Standards Board Statement No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring." These properties are carried at the lower of cost or estimated fair value less estimated costs to sell. Any writedown from cost to estimated fair value required at the time of foreclosure or classification as in-substance foreclosure is charged to the allowance for possible loan losses. Expenses incurred in connection with maintaining these assets are included in other expense.

      Beginning in 1995, in accordance with Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan," the Company classifies loans as in-substance repossessed or foreclosed if the Company receives physical possession of the debtor's assets regardless of whether formal foreclosure proceedings take place.

      INCOME TAXES:

      The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences.

      GOODWILL:

      Goodwill arising from the aquisition of the Bank is reported net of accumulated amortization. Goodwill is being amortized on a straight-line basis over a period of forty years.

      FAIR VALUES OF FINANCIAL INSTRUMENTS:

      Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair value for its financial instruments. Fair value methods and assumptions used by the Company in estimating its fair value disclosures are as follows:

      Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and federal funds sold approximate those assets' fair values.

      Securities (including mortgage-backed securities): Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

      Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

      Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

      Off-balance sheet instruments: The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.
      For fixed-rate loan commitments and the unadvanced portion of loans, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

NOTE 3 - SECURITIES
-------------------

Investments in available-for-sale securities are carried at fair value on the balance sheet and are summarized as follows as of December 31, 1995:

                                                                           Gross        Gross
                                                             Amortized     Unrealized   Unrealized
                                                             Cost          Holding      Holding      Fair
                                                             Basis         Gains        Losses       Value
                                                             --------------------------------------------------
Debt securities issued by the U.S. Treasury and other
 U.S. government corporations and agencies                   $4,880,969    $3,595       $39,512      $4,845,052
Debt securities issued by states of the United States and
 political subdivisions of the states                           362,336                   5,213         357,123
Debt securities issued by foreign governments                     1,000                                   1,000
Mortgage-backed securities                                    2,222,300     4,460         6,791       2,219,969
                                                             --------------------------------------------------
                                                             $7,466,605    $8,055       $51,516      $7,423,144
                                                             ==================================================


Information about the contractual maturities of investments in debt securities classified as available-for-sale is summarized as follows as of December 31, 1995:

                                          Amortized
                                          Cost          Fair
                                          Basis         Value
                                          ------------------------

Due within one year                       $  300,909    $  298,096
Due after one year through five years      3,713,740     3,683,699
Due after five years through ten years       952,971       943,813
Due after ten years                          276,685       277,567
Mortgage-backed securities                 2,222,300     2,219,969
                                          ------------------------
                                          $7,466,605    $7,423,144
                                          ========================


In 1995, the Bank transferred at fair value certain debt securities classified as held-to-maturity to securities classified as available-for-sale. The unrealized holding gain of $1,032 ($1,788 less tax effect) at the date of transfer has been recognized as a separate component of stockholders' equity. The transfer was a result of a reassessment of the appropriateness of the classification of all securities held as of December 31, 1995. In accordance with a special report of the Financial Accounting Standards Board regarding SFAS No. 115 this transfer will not call into question the intent of the Bank to hold other debt securities to maturity in the future.

During 1995, proceeds from sales of available-for-sale securities amounted to $3,655,277. Gross realized gains and gross realized losses on those sales amounted to $24,563 and $27,054, respectively.


Investments in available-for-sale securities are carried at fair value on the balance sheet and are summarized as follows as of December 31, 1994:

                                                                       Gross
                                                         Amortized     Unrealized
                                                         Cost          Holding       Fair
                                                         Basis         Losses        Value
                                                         --------------------------------------

Debt securities issued by the U.S. Treasury and other
 U.S. government corporations and agencies               $4,925,750    $308,227      $4,617,523
Debt securities issued by states of the United States
 and political subdivisions of the states                   788,814      37,276         751,538
Corporate debt securities                                     1,000                       1,000
Mortgage-backed securities                                  475,518      62,249         413,269
                                                         --------------------------------------
                                                         $6,191,082    $407,752      $5,783,330
                                                         ======================================


During 1994, proceeds from sales of available-for-sale securities amounted to $1,156,506. Gross realized gains and gross realized losses on those sales amounted to $9,011 and $9,243, respectively.

Investments in held-to-maturity securities are carried at amortized cost on the balance sheet and are summarized as follows as of December 31, 1995:


                                                                       Gross         Gross
                                                         Amortized     Unrealized    Unrealized
                                                         Cost          Holding       Holding       Fair
                                                         Basis         Gains         Losses        Value
                                                         ----------------------------------------------------

Debt securities issued by the U.S. Treasury and other
 U.S. government corporations and agencies               $  347,703    $             $ 6,079       $  341,624
Mortgage-backed securities                                  756,129     2,780         24,000          734,909
                                                         ----------------------------------------------------
                                                         $1,103,832    $2,780        $30,079       $1,076,533
                                                         ====================================================

Information about the contractual maturities of investments in debt securities classified as held-to-maturity is summarized as follows as of December 31, 1995:

                                          Amortized
                                          Cost          Fair
                                          Basis         Value
                                          ------------------------

Due after five years through ten years    $  169,575    $  166,610
Due after ten years                          178,128       175,014
Mortgage-backed securities                   756,129       734,909
                                          ------------------------
                                          $1,103,832    $1,076,533
                                          ========================

Investments in held-to-maturity securities are carried at amortized cost on the balance sheet and are summarized as follows as of December 31, 1994:

                                                                       Gross         Gross
                                                         Amortized     Unrealized    Unrealized
                                                         Cost          Holding       Holding       Fair
                                                         Basis         Gains         Losses        Value
                                                         ----------------------------------------------------

Debt securities issued by the U.S. Treasury and other
 U.S. government corporations and agencies               $2,250,447    $1,804        $ 40,179      $2,212,072
Debt securities issued by states of the United States
 and political subdivisions of the states                   100,000                                   100,000
Mortgage-backed securities                                  958,829                   106,251         852,578
                                                         ----------------------------------------------------
                                                         $3,309,276    $1,804        $146,430      $3,164,650
                                                         ====================================================

There were no securities of issuers whose aggregate carrying amount exceeded 10% of stockholders' equity as of December 31, 1995.

A total par value of $2,985,000 and $3,085,000 of debt securities was pledged to secure treasury tax and loan, public funds on deposit and Bankruptcy court deposits of the U.S. District Court as of December 31, 1995 and 1994, respectively.

NOTE 4 - LOANS
--------------

Loans consisted of the following as of December 31:

                                                       1995           1994
                                                   --------------------------

Commercial, financial and agricultural             $16,031,622    $11,667,866
Real estate - construction and land development        209,018        256,869
Real estate - residential                           11,405,671     12,840,674
Real estate - commercial                             7,879,202      9,927,285
Consumer                                             1,299,679      1,343,669
Tax exempt obligations                                 308,648        371,868
Other                                                   94,608          8,732
                                                   --------------------------
                                                    37,228,448     36,416,963
Allowance for possible loan losses                    (503,570)      (744,353)
Unearned income                                       (112,572)      (118,833)
                                                   --------------------------
      Net loans                                    $36,612,306    $35,553,777
                                                   ==========================


Information with respect to nonaccrual and past due loans is as follows as of December 31:

                                              1995         1994
                                           ----------------------

Nonaccrual loans                           $1,227,496    $938,682
Accruing loans past due 90 days or more        15,420       2,295
                                           ----------------------
                                           $1,242,916    $940,977
                                           ======================

The amount of interest income recorded during 1995 and 1994 on nonaccrual loans outstanding as of December 31, 1995 and 1994 amounted to $17,125 and $10,430, respectively. Had these loans performed under their original terms, the amount recorded would have been $137,532 and $125,958 in 1995 and 1994, respectively.

Certain directors and executive officers of the Company and companies in which they have significant ownership interest were customers of the Bank during 1995. Total loans to such persons and their companies amounted to $3,456,045 as of December 31, 1995 and $2,507,702 as of December 31, 1994.
During 1995, principal payments totaled $578,883 and principal advances amounted to $1,527,226.

Changes in the allowance for possible loan losses were as follows for the years ended December 31:


                                                 1995         1994
                                              ----------------------

Balance at beginning of period                $ 744,353    $ 952,084
Loans charged off                              (334,659)    (324,677)
Provision for loan losses                        76,000       75,000
Recoveries of loans previously charged off       17,876       41,946
                                              ----------------------
Balance at end of period                      $ 503,570    $ 744,353
                                              ======================

Information about loans that meet the definition of an impaired loan in Statement of Financial Accounting Standards No. 114 is as follows as of December 31, 1995:

                                                                    Recorded      Related
                                                                    Investment    Allowance
                                                                    In Impaired   For Credit
                                                                    Loans         Losses
                                                                    ------------------------

Loans for which there is a related allowance for credit losses      $  611,093    $114,922

Loans for which there is no related allowance for credit losses        418,759
                                                                    ----------------------

      Totals                                                        $1,029,852    $114,922
                                                                    ----------------------

Average recorded investment in impaired loans during the year
 ended December 31, 1995                                            $1,142,552
                                                                    ----------

Related amount of interest income recognized during the time, in the year ended December 31, 1995, that the loans were impaired

      Total recognized                                              $        0
                                                                    ----------
      Amount recognized using a cash-basis method of accounting     $        0
                                                                    ----------


NOTE 5 - PREMISES AND EQUIPMENT
-------------------------------

The following is a summary of premises and equipment as of December 31:

                                                 1995            1994
                                             ---------------------------

Land                                         $   380,000     $   380,000
Buildings                                      1,842,154       1,828,160
Furniture and equipment                        1,057,793       1,028,171
                                             ---------------------------
                                               3,279,947       3,236,331
Accumulated depreciation and amortization     (1,492,812)     (1,309,751)
                                             ---------------------------
                                             $ 1,787,135     $ 1,926,580
                                             ===========================

Depreciation and amortization expense amounted to $190,114 and $218,572 for the years ended December 31, 1995 and 1994, respectively.

NOTE 6 - DEPOSITS
-----------------

Deposits consisted of the following as of December 31:

                                       1995           1994
                                    --------------------------

Demand deposits                     $11,390,997    $10,425,503
Regular savings                       4,978,497      5,294,947
NOW accounts                         14,435,762     12,119,739
Money market accounts                 5,632,731      5,840,144
Time deposits, $100,000 and over      6,496,564      6,721,365
Other time deposits                  15,206,353     12,114,801
                                    --------------------------
                                    $58,140,904    $52,516,499
                                    ==========================

Interest on deposits classified by type is as follows for the years ended December 31:

                            1995         1994
                         ------------------------

Regular savings          $  143,472    $  147,912
NOW accounts                276,462       272,837
Money market accounts       170,152       141,315
Time deposits             1,211,945       658,525
                         ------------------------
                         $1,802,031    $1,220,589
                         ========================


NOTE 7 - NOTES PAYABLE
----------------------

Notes payable consisted of the following as of December 31:

                                                                                            1995          1994
                                                                                         -----------------------

Note payable by the Company to Fleet National Bank.  Minimum quarterly principal payments of $25,000 are payable on the last business day of each calendar quarter beginning on September 30, 1995.  The interest rate on
  $1,150,000 of the loan is fixed at 120 basis points over Fleet's 5-year cost of funds.  The $25,000 principal payments are applied to the $1,150,000 fixed rate portion.  Additional principal is required in accordance with a cash flow recapture clause and those payments are to be applied to the $247,000 floating rate portion of the loan until such time as it is paid in full.  Interest on the floating rate portion is at Prime plus 1%.  Under the cash flow recapture clause, the Bank has agreed to pay in the form of dividends 40% of its quarterly net income to the Company to service the loan.  In the event that the dividend exceeds the minimum quarterly payment of principal and interest, the excess funds will be applied as an additional principal payment to the floating rate portion of the loan, subject to CFR-60 and Regulatory non-
  disturbance.  Interest payments are due quarterly and the term of the loan is five years from the closing date of November 25, 1994.  The purpose of
  the loan was to refinance a portion of a previously existing $2,847,000 loan.          $1,397,000    $1,447,000
                                                                                         ========================

As of December 31, 1995 the Company has pledged to Fleet National Bank, as collateral for the $1,397,000 loan, 100% of the stock of the Bank. Violation by the Company of certain financial covenants constitute an event of default.

The ability of the Company to repay the note payable in the amount of $1,397,000 is dependent on the ability of the Bank to pay dividends and pass tax benefits to the Company (see Notes 8 and 13).

The maturity requirements of the note payable are as follows based on minimum quarterly principal payments of $25,000 as described above as of December 31, 1995:


      1996                         $  100,000
      1997                            100,000
      1998                            100,000
      1999                          1,097,000
                                   ----------
                                   $1,397,000
                                   ----------

Interest expense on notes payable for the years ended December 31, 1995 and 1994 totaled $136,255, and $225,257, respectively.


NOTE 8 - INCOME TAXES (BENEFIT)
------------------------------

The components of income taxes (benefit) are as follows for the years ended December 31:

                                                                      1995         1994
                                                                   ----------------------

Current:
  Federal                                                          $  53,628    $
  State                                                               49,445       25,247
                                                                   ----------------------
                                                                     103,073       25,247
                                                                   ----------------------
Deferred:
  Federal                                                            163,973       97,933
  State                                                               50,000       56,765
                                                                   ----------------------
                                                                     213,973      154,698
                                                                   ----------------------
Benefit of operating loss carryforward                               (53,628)
                                                                   ----------------------
Provision for income taxes before change in valuation allowance      263,418      179,945
Change in the valuation allowance                                   (235,073)    (223,060)
                                                                   ----------------------
      Total income taxes (benefit)                                 $  28,345    $ (43,115)
                                                                   ======================

The following reconciles the income tax provision from the statutory rate to the amount reported in the consolidated statements of income for the years ended December 31:

                                                           % of                   % of
                                              1995         Income    1994         Income
                                              ------------------------------------------

Federal income tax at statutory rate          $ 196,379     34.0%    $ 131,092     34.0%
Increase (decrease) in tax resulting from:
  Tax-exempt interest                            (8,446)    (1.5)       (9,273)    (2.4)
  Change in valuation allowance                (235,073)   (40.7)     (223,060)   (57.8)
  Nondeductible goodwill                          9,734      1.7         9,734      2.5
  Other                                           1,816       .3        (5,737)    (1.5)
State tax, net of federal tax benefit            63,935     11.1        54,129     14.0
                                              ------------------------------------------
                                              $  28,345      4.9%    $ (43,115)   (11.2)%
                                              ==========================================

The major components of deferred income tax expense attributable to income are as follows for the years ended December 31:

                                          1995         1994
                                        ---------------------

Allowance for loan losses               $133,391     $219,408
Loan origination fees                      2,647      (10,290)
Loan interest applied to principal        28,005       16,867
Valuation of other real estate owned      (8,624)       8,347
Net operating loss carryforwards          53,628      (36,672)
Tax depreciation                           4,805      (42,962)
Other adjustments                            121
                                        ---------------------
                                        $213,973     $154,698
                                        =====================

The Company had gross deferred tax assets and a gross deferred tax liability as follows as of December 31:

                                                                     1995           1994
                                                                  ------------------------
Deferred tax assets:
  Allowance for loan losses                                       $  43,850     $  177,241
  Loan origination fees                                              47,591         50,238
  Loan interest applied to principal                                 56,229         84,234
  Valuation of other real estate owned                               36,308         27,684
  Net operating loss carryforwards                                  539,023        592,651
  Other adjustments                                                     161            608
  Net unrealized holding loss on available-for-sale securities       17,889        173,994
                                                                  ------------------------
      Gross deferred tax asset                                      741,053      1,106,650
  Valuation allowance                                              (370,437)      (607,453)
                                                                  ------------------------
                                                                    370,616        499,197
                                                                  ------------------------

Deferred tax liability:
  Excess tax depreciation                                          (188,521)      (183,716)
                                                                  ------------------------
      Gross deferred tax liability                                 (188,521)      (183,716)
                                                                  ------------------------
Net deferred tax asset                                            $ 182,095     $  315,481
                                                                  ========================


The Company had operating loss and tax credit carryovers for tax purposes as follows as of December 31, 1995:

                                                     Expiration
                                    Amount           Date
                                    -------------------------------

Operating loss carryovers:
  Generated year ending 12/31/87    $  569,797    December 31, 2002
  Generated year ending 12/31/89        19,528    December 31, 2004
  Generated year ending 12/31/90       585,481    December 31, 2005
  Generated year ending 12/31/91       377,948    December 31, 2006
                                    ----------
                                    $1,552,754
                                    ==========

Tax credit carryovers:
  Generated year ending 12/31/87    $    4,826    December 31, 1999
  Generated year ending 12/31/89        12,728    December 31, 2000
                                    ----------
                                    $   17,554
                                    ==========

On December 10, 1991 the Company consummated a new stock offering which resulted in a cumulative change in the stock ownership of the Company as defined by Section 382 of the Internal Revenue Code. When there has been a cumulative change in ownership of more than 50 percentage points within a three year period, I.R.C. Sec. 382 places an annual limitation on the utilization of net operating loss carryforwards. For both regular tax and alternative minimum tax purposes, the unlimited portion of the net operating loss carryforwards available for use by the Company in 1996 is $698,919.
The available carryforwards will increase by $186,268 each year.

NOTE 9 - EMPLOYEE BENEFITS
--------------------------

The Company has a contributory 401K plan covering substantially all employees. Under the plan, the Company's contribution is five percent of the participant's salary for the previous year. Amounts charged to expense were $43,951 and $44,593 in 1995 and 1994, respectively.


NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES
------------------------------------------------

The Company is obligated under various lease agreements covering a branch and equipment. These agreements are considered to be operating leases. The terms expire between 1998 and 2014. The total minimum rental due in future periods under these lease agreements is as follows as of December 31, 1995:


1996                             $ 27,191
1997                               27,191
1998                               27,093
1999                               21,743
2000                               16,690
Years thereafter                  228,214
                                 --------
Total minimum lease payments     $348,122
                                 ========

The total rental expense amounted to $29,785 for 1995 and $5,864 for 1994.

NOTE 11 - FINANCIAL INSTRUMENTS
-------------------------------

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include secured interests in mortgages, accounts receivable, inventory, property, plant and equipment and income-producing properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Of the total standby letters of credit outstanding as of December 31, 1995, $29,200 is secured by passbooks and certificates of deposit held by the Bank.

The provisions of Statement of Financial Accounting Standards No. 107 "Disclosures about Fair Value of Financial Instruments," as amended by SFAS No. 119, became effective for the Company as of December 31, 1995.


The new disclosures are the estimated fair values of the Company's financial instruments, all of which are held or issued for purposes other than trading, which are as follows as of December 31, 1995:

                                    Carrying       Fair
                                    Amount         Value
                                    --------------------------

Financial assets:
  Cash and cash equivalents         $ 4,213,768    $ 4,213,768
  Interest bearing time deposits         41,312         41,312
  Federal funds sold                 12,300,000     12,300,000
  Available-for-sale securities       7,423,144      7,423,144
  Held-to-maturity securities         1,103,832      1,076,533
  Federal Home Loan Bank stock          171,100        171,100
  Federal Reserve Bank stock             93,600         93,600
  Loans                              36,612,306     36,700,000
  Accrued interest receivable           315,903        315,903

Financial liabilities:
  Deposits                           58,140,904     58,213,000
  Notes payable                       1,397,000      1,504,000


The carrying amounts of financial instruments shown in the above table are included in the consolidated balance sheet under the indicated captions.

Notional amounts of financial instrument liabilities with off-balance sheet credit risk are as follows as of December 31:


                                                          1995          1994
                                                       ------------------------

Commitments to originate loans                         $1,105,000    $1,350,000
Standby letters of credit                                 126,624       131,200
Unadvanced portions of consumer loans                     490,553       440,383
Unadvanced portions of commercial real estate loans       389,889       468,393
Unadvanced portions of home equity loans                  222,347       342,416
Unadvanced portions of commercial lines of credit       2,006,199     2,137,082



There is no material difference between the notional amount and the estimated fair value of the above off-balance sheet liabilities as of December 31, 1995.

The Company has no derivative financial instruments subject to the provisions of SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments."

NOTE 12 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK
---------------------------------------------------------

Most of the Company's business activity is with customers located within the state. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Company's loan portfolio is comprised of loans collateralized by real estate located in the state of Massachusetts.


NOTE 13 - REGULATORY CAPITAL
----------------------------

Bank regulators have established Risk Based and Leverage Capital requirements that establish the minimum level of capital. Under the requirements a minimum level of capital will vary among banks based on safety and soundness of operations. As of December 31, 1995 the minimum regulatory capital level for Risk Based Capital was 4% for Tier 1 capital, 8% for total capital and Leverage Capital was 4%. As of December 31, 1995 the actual Risk Based Capital of National Bank of Fairhaven was 13.28% for Tier 1 and 14.54% for total capital and the Leverage Capital was 8.08%. The Bank, as a National Bank is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings plus the retained earnings from the prior two years. As of December 31, 1995 the amount of dividends the Bank could declare was $718,870.

NOTE 14 - RECLASSIFICATION
--------------------------

Certain amounts in the prior year have been reclassified to be consistent with the current year's statement presentation.



Item 7(b)1
                              WEETAMOE BANCORP
                    PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (UNAUDITED)


                                                 -----------------------------------------------------------
                                                                         JUNE 30, 1996
                                                 -----------------------------------------------------------
                                                 Weetamoe       Fairbank      Transaction
                                                 Bancorp        Inc.          Adjustments       Pro Forma
                                                 -----------------------------------------------------------


Assets:
  Cash and due from banks                        $  8,101,808   $ 3,677,286   $         0       $ 11,779,094
  Federal Funds Sold                               13,000,000    14,900,000    (8,558,800)(G)     19,324,716
                                                                                  (16,484)(H)
  Investment in Held to Maturity Securities        18,839,576     1,802,632                       20,642,208
  Investment in Available for Sale Securities      28,159,522     8,574,806                       36,734,328
  Federal Home Loan Bank Stock                        495,400       171,100                          666,500
  Federal Reserve Bank Stock                                         93,600                           93,600
  Loans, Net                                      155,072,051    34,159,160       (57,000)(B)    189,174,211
  Premises and Equipment                            3,595,884     1,705,482                        5,301,366
  Other Real Estate Owned                             350,000       216,849                          566,849
  Accrued Interest Receivable                       1,599,306       303,880                        1,903,186
  Goodwill                                                          675,613      (675,613)(A)      3,607,436
                                                                                3,607,436 (E)
  Other Assets                                      2,732,353       373,464                        3,105,817
                                                 -----------------------------------------------------------
      TOTAL ASSETS                               $231,945,900   $66,653,872   $(5,700,461)      $292,899,311
                                                 ===========================================================

Liabilities & Capital:
  Deposits                                       $210,980,336   $59,486,399   $    (9,000)(C)   $270,457,735
  Notes Payable                                                   1,293,013        (8,045)(D)      1,284,968
  Short Term Borrowings                             1,558,299                                      1,558,299
  Other Liabilities                                 1,073,667       191,044                        1,264,711
                                                 -----------------------------------------------------------
      TOTAL LIABILITIES                          $213,612,302   $60,970,456   $   (17,045)      $274,565,713
                                                 -----------------------------------------------------------

Stockholder's Equity:
  Preferred Stock                                                     1,000        (1,000)(I)
  Common Stock                                         27,627     6,248,390    (6,248,390)(J)         27,627
  Paid in Capital                                  14,388,643                                     14,388,643
  Retained Earnings                                 4,355,170      (465,309)      (16,484)(H)      4,355,170
                                                                                8,615,239 (M)
                                                                                  (39,955)(F)
                                                                               (8,558,800)(G)
                                                                                 (675,613)(A)
                                                                                1,140,922 (K)

Net Unrealized Gain (Loss) on Investments
 in Available for Sale Securities                    (437,842)     (100,665)      100,665 (L)       (437,842)
                                                 -----------------------------------------------------------
Total Stockholder's Equity                       $ 18,333,598   $ 5,683,416   $(5,683,416)      $ 18,333,598
                                                 -----------------------------------------------------------
Total Liabilities and Stockholder's Equity       $231,945,900   $66,653,872   $(5,700,461)      $292,899,311
                                                 ===========================================================
Shares Outstanding                               $  2,757,051   $    44,275       (44,275)      $  2,757,051
Book Value per share                             $       6.65   $    128.37                     $       6.65
Tangible Book Value/per share                    $       6.65   $    113.11                     $       5.34
Tangible Equity/Assets                                   7.90%         7.51%                            5.03%



           NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


A)  Represents elimination of goodwill to Fairbank's equity of $675,613.

B) Represents a decrease to reflect fair value of Fairbank's loans acquired with a corresponding decrease to Fairbank's equity of $57,000.

C) Represents a decrease to reflect fair value of Fairbank's deposits acquired with a corresponding increase to Fairbank's equity of $9,000.

D) Represents a decrease to reflect fair value of Fairbank's note payable acquired with a corresponding increase to Fairbank's equity of $8,045.

E) Represents excess purchase price over value of tangible net assets acquired after a cash payment of $8,558,800 for 44,275 shares outstanding of Fairbank, Inc. at $193.31 per share and $16,484 of fees and expenses related to the transaction for a total value of $8,575,284.


    Total purchase price                                                $8,575,284
    Net assets of Fairbank, Inc.                         $5,683,416
    Fairbank, Inc.'s Goodwill                              (675,613)
                                                         ----------
    Net tangible assets of Fairbank, Inc.                 5,007,803
    Purchase accounting adjustments:
      Loans                                  $(57,000)
      Deposits                                  9,000
      Notes payable                             8,045       (39,955)
                                             --------    ----------
    Tangible assets after purchase
     accounting adjustments                                              4,967,848
                                                                        ----------
    Excess of purchase price over value
     of tangible net assets acquired                                    $3,607,436
                                                                        ==========

F) Adjustments to Fairbank, Inc. equity reflecting fair value of assets and liabilities:


        Decrease in loans            $(57,000) (B)
        Decrease in deposits            9,000  (C)
        Decrease in notes payable       8,045  (D)
                                     --------
                                     $(39,955)
                                     ========

G) Represents payment of $8,558,800 for 44,275 shares of Fairbank, Inc. at $193.31 per share.

H) Represents payment of $16,484 for fees and expenses related to the transaction.

I)  Represents elimination of preferred stock of Fairbank, Inc. of $1,000.

J)  Represents elimination of common stock of Fairbank, Inc. of $6,248,390.

K) Represents elimination of retained earnings of Fairbank, Inc. of $(1,140,922) after elimination of Goodwill.

L) Represents elimination of unrealized loss on investments in available for sale securities of Fairbank, Inc. of $(100,665).

M)  Represents additional paid in capital as shown:


    Elimination of net unrealized loss on available for sale securities    $  (100,665) (L)
    Elimination of equity                                                   (1,140,922) (K)
    Elimination of preferred stock                                               1,000  (I)
    Elimination of common stock                                              6,248,390  (J)
    Excess of purchase price paid                                            3,607,436  (E)
                                                                           -----------
                                                                           $ 8,615,239
                                                                           ===========


ITEM 7(b)2
                              WEETAMOE BANCORP
              PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                 (UNAUDITED)
                    TWELVE MONTHS ENDED DECEMBER 31, 1995

                             Weetamoe
                             Bancorp &      Fairbank Inc.   Pro Forma        Combined
                             Subsidiary     & Subsidiary    Adjustments      Pro Forma
                             -----------------------------------------------------------


Interest income              $16,541,200    $4,804,993         11,400 (B)    $21,357,593
Interest expense               7,764,273     1,938,286          3,000 (C)
                                                                2,680 (D)      9,708,239
                             -----------------------------------------------------------
Net interest income            8,776,927     2,866,707          5,720         11,649,354
Provision for loan losses        550,000        76,000                           626,000
                             -----------------------------------------------------------
Net interest income after
 provision for loan losses     8,226,927     2,790,707          5,720         11,023,354
Noninterest income             1,055,959       319,558                         1,375,517
Noninterest expense            6,631,527     2,532,680        240,500 (A)      9,376,107
                                                              (28,600)(E)
                             -----------------------------------------------------------
Income before taxes            2,651,359       577,585       (206,180)         3,022,764
Income taxes                   1,005,772        28,345                         1,034,117
                             -----------------------------------------------------------
Net income                   $ 1,645,587    $  549,240      $(206,180)       $ 1,988,647
                             ===========================================================


Earnings per share:
  Average shares outstanding   2,607,781        44,275        (44,275)         2,607,781
  Net income per share       $      0.63    $    12.41                       $      0.76


Notes to Unaudited Pro Forma Condensed Statement of Income
----------------------------------------------------------

A) Represents amortization of $240,500 related to the excess of purchase price over the value of net assets acquired of $3,607,436, using a life of 15 years.

B) Represents accretion of $11,400 related to the loan value adjustment of $57,000, utilizing a weighted average expected life of five years.

C) Represents amortization of $3,000 related to the premium on acquired deposits of $9,000, utilizing a weighted average contractual maturity of three years.

D) Represents amortization of $2,680 related to the premium on acquired notes payable of $8,045, utilizing a weighted average contractual maturity of three years.

E) Represents amortization of $28,600 related to Fairbank, Inc. intangible assets amortized using a life of 40 years, eliminated at merger.



ITEM 7(b)3
                              WEETAMOE BANCORP
              PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                 (UNAUDITED)
                       SIX MONTHS ENDED JUNE 30, 1996

                                Weetamoe
                                Bancorp &     Fairbank Inc.    Pro Forma        Combined
                                Subsidiary    & Subsidiary     Adjustments      Pro Forma
                                -----------------------------------------------------------

Interest income                 $8,872,473    $2,441,277           5,700 (B)    $11,319,450
Interest expense                 4,251,713       979,172           1,500 (C)
                                                                   1,340 (D)      5,233,725
                                -----------------------------------------------------------
Net interest income              4,620,760     1,462,105           2,860          6,085,725
Provision for loan losses          300,000        70,000                            370,000
                                -----------------------------------------------------------
Net interest income after
 provision for loan losses       4,320,760     1,392,105           2,860          5,715,725
Noninterest income                 641,516       156,004                            797,520
Noninterest expense              3,237,058     1,272,881         120,250 (A)      4,615,889
                                                                 (14,300)(E)
                                -----------------------------------------------------------
Income before taxes              1,725,218       275,228        (103,090)         1,897,356
Income taxes                       650,664        55,000                            705,664
                                -----------------------------------------------------------
Net income                      $1,074,554    $  220,228       $(103,090)       $ 1,191,692
                                ===========================================================


Earnings per share:
  Average shares outstanding     2,757,051        44,275         (44,275)         2,757,051
  Net income per share          $     0.39    $     4.97                        $      0.43


Notes to Unaudited Pro Forma Condensed Statement of Income
----------------------------------------------------------

A) Represents amortization of $120,250 related to the excess of purchase price over the value of net assets acquired of $3,607,436, using a life of 15 years.

B) Represents accretion of $5,700 related to the loan value adjustment of $57,000, utilizing a weighted average expected life of five years.

C) Represents amortization of $1,500 related to the premium on acquired deposits of $9,000, utilizing a weighted average contractual maturity of three years.

D) Represents amortization of $1,340 related to the premium on acquired notes payable of $8,045, utilizing a weighted average contractual maturity of three years.

E) Represents amortization of $14,300 related to Fairbank, Inc. intangible assets amortized using a life of 40 years, eliminated at merger.





                                 SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                                  WEETAMOE BANCORP
                                       ----------------------------------------
                                                    (Registrant)




November 6, 1996                       By   /s/ Ralph S. Borges
----------------                         --------------------------------------
(Date)                                 (Signature)   Ralph S. Borges, Treasurer